EXHIBIT 99.2

                    STATEMENT OF PRINCIPAL ACCOUNTING OFFICER
         PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Valerie Thierstein, principal accounting officer of Blue Industries, Inc. (the "Company"), hereby certifies that:

       The Company's Form 10-Q Quarterly Report for the period ended September 30, 2002 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                           /s/ Valerie Thierstein
            Valerie Thierstein, Principal Accounting   Officer
            Dated: November 18, 2002